FOR IMMEDIATE RELEASE
May 5, 2005

For further information contact:
Craig Montanaro
First Vice President
Kearny Financial Corp.
(973) 244-4510

                             KEARNY FINANCIAL CORP.
                  REPORTS THIRD QUARTER 2005 OPERATING RESULTS

Fairfield, New Jersey, May 5, 2005 - Kearny Financial Corp. (Nasdaq NMS: KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank, today reported net income for the quarter ended March 31, 2005 of $3.8 million compared with $3.7 million for the quarter ended March 31, 2004. Net income for nine months ended March 31, 2005 was $10.8 million, an increase of 17.4%, from $9.2 million for the nine months ended March 31, 2004.

The Company completed its initial public offering during the quarter ended March 31, 2005. A total of 21,821,250 shares, representing 30% of the outstanding common stock, were sold to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million. Shares of the Company began trading on the Nasdaq National Market under the symbol "KRNY" on February 24, 2005.

John N. Hopkins, President and CEO of the Company, commented "After over 120 years of serving the community as a mutual institution, we were excited to be able to offer our eligible depositors the opportunity to subscribe for stock and invest in Kearny. We look forward to enhancing the value of our new shareholders' investment, and we would like to thank our depositors for their overwhelming support of our initial public offering. "

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and twenty-five branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. At March 31, 2005, Kearny Financial Corp. had total assets, deposits and stockholders' equity of $2.05 billion, $1.45 billion and $501.5 million, respectively.

The following is a financial overview of the quarter:

Net Interest Income
-------------------

Net interest income for the quarter ended March 31, 2005 was $13.3 million. This compares to $12.2 million for the same quarter in 2004 and $12.7 million reported for the quarter ended December 31, 2004. The net interest margin percentage of 2.69% for this quarter declined from 2.89% for the quarter ended December 31, 2004. The net interest spread of 2.50% for this quarter compares to 2.66% for the quarter ended December 31, 2004. During this quarter, net interest income was helped by the substantial increase in cash during the initial public offering subscription period - the average balance of interest bearing deposits in other banks was $244.0 million for this quarter as compared to $20.5 million for the quarter ended December 31, 2004. The average yield on such deposits was helped by rising short-term interest rates.

Noninterest Income
------------------

Total noninterest income increased $82,000, or 20%, to $492,000 for the quarter ended March 31, 2005, compared to $410,000 for the quarter ended December 31, 2004. The increase was primarily the result of increased fee income from the Bank's retail branch network.

Noninterest Expense
-------------------

Noninterest expense for the quarter ended March 31, 2005 was $8.8 million, up $44,000 as compared to the quarter ended December 31, 2004. The increase is attributable mainly to higher office occupancy and equipment expense, offset by lower salaries and employee benefits, advertising and miscellaneous expenses.

Loans and Asset Quality
-----------------------

Loans receivable, net of deferred fees and the allowance for loan losses, increased $6.7 million, or 1.3%, to $516.1 million at March 31, 2005, from $509.4 million at December 31, 2004. The increase came primarily in one-to-four family mortgage loans, particularly first mortgages and home equity loans, and in non-residential mortgage loans, offset by decreases in home equity lines of credit, commercial business loans and construction loans.

The Company made a $110,000 reduction in the provision for loan losses during the quarter ended March 31, 2005. A $213,000 recovery was made during the quarter in connection with a loan previously charged off. Total loans increased to $520.7 million at March 31, 2005 from $513.8 million at December 31, 2004. Non-performing loans were $2.4 million, or 0.47%, of total loans at March 31, 2005, as compared to $1.7 million, or 0.33%, of total loans at December 31, 2004. The allowance for loan losses as a percentage of gross loans outstanding was 1.04% at March 31, 2005 and 1.03% at December 31, 2004, reflecting balances of $5.4 million and $5.3 million, respectively.

Securities
----------

Investment securities held to maturity increased $9.6 million, or 2.2%, to $450.3 million at March 31, 2005, from $440.7 million at December 31, 2004. The increase came primarily in the tax-exempt category, emphasizing the purchase of bank-qualified municipal bonds and resulted from the deployment of cash and cash equivalents.

Mortgage-backed  securities  increased  by $21.6  million,  or 3.1%,  to  $727.6 million at March 31, 2005, from $706.0 million at December 31, 2004. The increase resulted from the deployment of cash and cash equivalents.

Deposits
--------

Deposits decreased $41.7 million, or 2.8%, to $1.45 billion at March 31, 2005, from $1.49 billion at December 31, 2004. Initial stock offering subscriptions funded from deposit withdrawals were $40.4 million. Thus, excluding the effect of withdrawals to fund purchases of the Company's common stock, deposits remained nearly flat for the quarter after decreases of $18.1 million and $26.7 million in the quarters ended December 31, 2004 and September 30, 2004, respectively.

FHLB Advances
-------------

Federal Home Loan Bank (the "FHLB") advances decreased slightly to $81.8 million at March 31, 2005, from $82.0 million at December 31, 2004 primarily resulting from maturing advances that were not renewed.

Capital Management
------------------

During the quarter ended March 31, 2005, the Company completed its initial public offering, selling 21,821,250 shares, representing 30% of the outstanding common stock, to eligible subscribers, including 1,745,700 shares issued to the Kearny Federal Savings Bank Employee Stock Ownership Plan. The remaining 70% of the Company continues to be held by Kearny MHC, the mutual holding company parent of the Company. Net proceeds of the offering were $214.6 million.

The ratio of tangible equity to assets was 20.93% at March 31, 2005. The Tier 1 capital ratio was 59.42%, which is far in excess of the 6.00% level required to be considered "well-capitalized" under regulatory definitions.


Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)


                                                                    March 31,      December 31,
                                                                     2005             2004
                                                                     ----             ----
Summary of Operations:
     Assets.................................................      $2,045,995        $1,888,176
     Loans receivable, net..................................         516,109           509,364
     Mortgage-backed securities held to maturity............         727,628           705,967
     Securities available for sale..........................          40,680            43,295
     Investment securities held to maturity.................         450,270           440,693
     Cash and cash equivalents..............................         164,592            38,911
     Goodwill...............................................          82,263            82,263
     Deposits...............................................       1,451,024         1,492,656
     FHLB borrowings........................................          81,826            81,964
     Total stockholders' equity.............................         501,466           302,236

                                                                            Three Months Ended
                                                              ----------------------------------------------
                                                                March 31,       December 31,      March 31,
                                                                  2005             2004              2004
                                                                  ----             ----              ----
Summary of Operations:
     Interest income........................................   $ 21,078         $ 19,832          $ 19,780
     Interest expense.......................................      7,764            7,174             7,597
                                                               --------         --------          --------
     Net interest income....................................     13,314           12,658            12,183
     Provision for loan losses..............................       (110)             (34)                -
                                                               --------         --------          --------
     Net interest income after provision for loan losses....     13,424           12,692            12,183
     Noninterest income.....................................        492              410               403
     Noninterest expense....................................      8,811            8,767             7,310
                                                               --------         --------          --------
     Income before income taxes.............................      5,105            4,335             5,276
     Income taxes...........................................      1,279            1,143             1,583
                                                               --------         --------          --------
     Net income.............................................    $ 3,826         $  3,192           $ 3,693
                                                                =======         ========           =======

                                                                   Nine Months Ended
                                                                --------------------------
                                                                March 31,       March 31,
                                                                  2005            2004
                                                                  ----            ----
Summary of Operations:
     Interest income........................................   $ 60,817         $ 59,100
     Interest expense.......................................     22,041           24,953
                                                               --------         --------
     Net interest income....................................     38,776           34,147
     Provision for loan losses..............................          7                -
                                                               --------         --------
     Net interest income after provision for loan losses....     38,769           34,147
     Noninterest income.....................................      1,396            1,196
     Noninterest expense....................................     25,367           22,146
                                                               --------         --------
     Income before income taxes.............................     14,798           13,197
     Income taxes...........................................      3,984            3,959
                                                               --------         --------
     Net income.............................................   $ 10,814         $  9,238
                                                               ========         ========

KEARNY FINANCIAL CORP.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                Three Months Ended           Nine Months Ended
                                                                     March 31,                   March 31,
                                                             --------------------------------------------------------
                                                                   2005          2004          2005           2004
                                                                   ----          ----          ----           ----
Average Balances:
     Loans..................................................  $  510,947    $  500,600     $  511,220     $  498,174
     Mortgage-backed securities held to maturity............     724,620       738,516        732,843        698,856
     Investment and available for sale securities...........     488,273       439,580        486,120        410,561
     Other interest-earnings assets.........................     255,429        98,471        106,213        191,041
         Total interest-earnings assets.....................   1,979,269     1,777,167      1,836,396      1,798,632
     Non-interest-earnings assets...........................     160,185       148,126        150,833        124,048
          Total assets......................................   2,139,454     1,925,293      1,987,229      1,922,680

     Deposits...............................................   1,673,586     1,510,233      1,531,056      1,529,058
     FHLB advances..........................................      88,529        70,681         85,854         73,359
         Total interest-bearing liabilities assets..........   1,762,115     1,580,914      1,616,910      1,602,417
     Non-interest-bearing liabilities.......................     377,339       344,379        370,319        320,263
          Total liabilities.................................   2,193,454     1,925,293      1,987,229      1,922,680

                                                                Three Months Ended           Nine Months Ended
                                                                     March 31,                   March 31,
                                                             --------------------------------------------------------
                                                                2005          2004          2005           2004
                                                                ----          ----          ----           ----
Spread and Margin Analysis:
     Average yield on:
         Loans..............................................    5.63%         5.76%         5.64%          5.92%
         Mortgage-backed securities held to maturity........    4.60          4.72          4.60           4.80
         Investment and available for sale securities.......    3.38          3.47          3.35           3.46
         Other interest-earnings assets.....................    2.23          0.16          2.10           0.83

     Average cost of:
         Deposits...........................................    1.61          1.75          1.66           1.91
         FHLB advances......................................    4.63          5.52          4.67           5.61

     Interest rate spread...................................    2.50          2.53          2.60           2.30
     Net interest margin....................................    2.69          2.74          2.82           2.53

     Average interest-earning assets to average
       interest-bearing liabilities.........................    1.12x         1.12x         1.14x          1.12x

                                                               March 31,      December 31,
                                                                 2005            2004
                                                                 ----            ----
Asset Quality Ratios:
     Nonperforming loans to total loans, net................     0.47%           0.33%
     Nonperforming assets to total assets...................     0.13            0.10
     Net charge-offs to average loans outstanding...........     0.00            0.00
     Allowance for loan losses to total loans...............     1.04            1.03
     Allowance for loan losses to non-performing loans......   219.61          315.11

Capital Ratios:
     Average equity to average assets (average equity
       divided by average total assets).....................    15.06%          15.50%
     Equity to assets at period end.........................    24.51           16.01